UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 24, 2015

CHANTICLEER HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35570	20-2932652
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

7621 Little Avenue, Suite 414 Charlotte, North Carolina	28226
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (704) 366-5122

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 24, 2015, Chanticleer Holdings, Inc. (the “Company”) entered into an agreement (the “Waiver Agreement”) with two investors (the “Investors”) relating to the March 13, 2015 and February 11, 2015 closings associated with the Securities Purchase Agreement executed by the Company and an accredited investor on February 11, 2015 (the “Securities Purchase Agreement”). Pursuant to the terms of the Securities Purchase Agreement, on February 18, 2015 the Company issued a note in the amount of $200,000 (the “Initial Note”) and a warrant to purchase 80,000 shares of the Company’s common stock (the “Initial Warrant”). Pursuant to the terms of the Securities Purchase Agreement, on March 13, 2015 the Company cancelled the Initial Note and issued an Amended and Restated Note with an aggregate principal amount of $1 million (“Amended and Restated Note”, together with the Initial Note, the “Notes”) and a subsequent warrant with a five year term to purchase 320,000 shares of common stock at an exercise price of $2.50 per share (the “Subsequent Warrant”). The Company subsequently agreed to an assignment of $800,000 of the Amended and Restated Note to an accredited investor.

Pursuant to the terms of the Waiver Agreement, the Company agreed to register the shares of common stock underlying the Notes, Initial Warrant and Subsequent Warrant on or before April 27, 2015. In consideration for the registration of such shares, the Investors agreed to waive the following rights contained in the Securities Purchase Agreement and Notes: (i) the Investors shall withdraw all requests for repayment of any portion of the Notes, and shall not be entitled to any payments or conversion of the interest that has accrued under the Notes, including but not limited to the right to receive not less than 10% of the net funds raised in all equity or debt offerings of the Company prior to the date hereof toward any outstanding amount owed under the Notes; and (ii) the Investors shall waive any right to receive the payment of any interest that may have accrued from the date of issuance of each of the Notes until such time as the registration statement is declared effective by the Securities and Exchange Commission.

Additionally, in further consideration of the filing of the registration statement and the other covenants of the Company, each of the Investors agreed that upon any conversion of the Notes, in any amount, the following rights contained in the Securities Purchase Agreement and Notes shall be deemed immediately waived: (i) neither Investor shall retain any security interests rights in Townsville or Just Fresh #7 stores as set forth in Section 2.3 of the Securities Purchase Agreement; (ii) the Investors shall waive all rights to the repayment terms set forth in Section 2.6 of the Securities Purchase Agreement, including, but not limited to, the right to receive not less than 10% of the net funds raised in all equity or debt offerings of the Company toward any outstanding amount owed under the Notes; (iii) the Investors waive all rights to receive payments relating to the net income derived from Townsville and Just Fresh #7 stores after the full repayment of the Notes, as well as waive all rights and covenants contained in Section 6.1 of the Securities Purchase Agreement; (iv) the Investors waive all rights to all additional covenants and rights contained in Article VII of the Securities Purchase Agreement; and (v) the Investors waive all rights to appoint any one person to the Company’s board of directors as set forth in Section 2.7 of the Securities Purchase Agreement.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit	Description
10.1	Form of Securities Purchase Agreement by and between the Company and Carl Caserta dated February 11, 2015 (Incorporated by reference to Exhibit 10.1 to our Registration Statement on Form S-3 filed with the SEC on April 27, 2015.

10.2	Agreement dated April 24, 2015 by and among the Company, AT Media Corp. and Aton Select Fund, Ltd, (Incorporated by reference to Exhibit 10.2 to our Registration Statement on Form S-3 filed with the SEC on April 27, 2015.

10.3	Registration Rights Agreement by and between the Company and Carl Caserta dated February 11, 2015(Incorporated by reference to Exhibit 10.3 to our Registration Statement on Form S-3 filed with the SEC on April 27, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CHANTICLEER HOLDINGS, INC.

/s/ Michael D. Pruitt
Dated: April 30, 2015	By:	Michael D. Pruitt
Chief Executive Officer